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                                                                   EXHIBIT 5.1.1

                         [SUTTON LAW CENTER LETTERHEAD]

                                 August 2, 2001

VIA FED-EX

The Board of Directors
Geocom Resources, Inc.
1030 West Georgia Street, #1208
Vancouver, BC
V6E 2Y3

Re: Registration Statement on Form SB-2 as filed on June 7, 2001 (Registration No. 333-62482), and as amended and to be filed August 2, 2001

Ladies and Gentlemen:

       We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the sale by Geocom Resources, Inc., a Nevada corporation (the "Company"), of an aggregate of 2,000,000 shares of the Company's common stock, par value $0.00001 per share (the "Common Stock" or the "Shares") (the "Offering").

       This opinion is delivered in accordance with the requirements of Items 601(b)(5) and (23) of Regulation S-K under the Securities Act.

       In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the registration statement on Form SB-2, relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on June 7, 2001 (Registration No. 333-62482) (together with all exhibits thereto, the "Registration Statement"), (ii) the first amended Registration Statement to be filed on August 2, 2001 (the "Amended Registration Statement"),
(iii) the Charter of the Company, as amended, (iv) the Articles of Incorporation of the Company in effect as of the date hereof (v) the Bylaws of the Company in effect as of the date hereof, (vi) resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares, the filing of the Registration Statement, adopted at a meeting on May 4, 2001, and (vi) a specimen of the certificates representing the Shares. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.


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                                                          Geocom Resources, Inc.
                                                                  August 2, 2001
                                                                     Page 2 of 2

       In rendering this opinion, we have relied upon our review of documentation representing the transactions involving the transfer of the shares and certain other applicable documents pertaining to the status of the Company and its common stock that were furnished to us by the Company. We have also received oral representations made by certain officers and affiliates of the Company.

       In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

       Members of our firm working with respect to the Company are admitted to the practice of law in the State of Nevada and the State of California and to practice federal law of the United States of America.

       Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company in the Offering, described in the Registration Statement and the Amended Registration Statement, have been duly and validly authorized for issuance, and, upon issuance and delivery of the Shares, the Shares will be validly issued, fully paid and non-assessable.

       We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1.1 to Form SB-2, and its incorporation by reference as an exhibit to the Amended Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

       This opinion letter is rendered as of the date first written above. This law firm expressly disclaims any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify this opinion. This opinion is expressly limited to the matters stated herein, and this law firm makes no opinion, express or implied, as to any other matters relating to the Company or its securities.

                                        Very truly yours,

                                        /s/ SUTTON LAW CENTER
                                        ----------------------------------------
                                        SUTTON LAW CENTER


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